As filed with the Securities and Exchange Commission on January 31, 1997
                                                  Registration No. 333- 5488-D
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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                           --------------------

                      POST EFFECTIVE AMENDMENT TO THE
                                 Form SB-2
                           REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                            --------------------
                       STOICO RESTAURANT GROUP, INC.
              (Name of small business issuer in its charter)

        Delaware                   5812                  48-1177558
   (State or other            (Primary standard          (I.R.S. employer
    jurisdiction of            industrial classification  identification no.)
    incorporation or           code number)
    organization)

                            ----------------------

                             3151 North Rock Road
                             Wichita, Kansas 67226
                                (316) 636-5776

(Address and telephone number of principal executive offices and principal place of business)
                            ----------------------

                               LOUIS STOICO, JR.
                             3151 North Rock Road
                             Wichita, Kansas 67226
                                (316) 636-5776

         (Name, address and telephone number of agent for service)
                            -----------------------

                                  Copies to:
       JAMES M. ASH, ESQ.                          MICHAEL G. QUINN, ESQ.
   Blackwell Sanders Matheny                      154 North Topeka Street
     Weary & Lombardi L.C.                         Wichita, Kansas  67202
     Two Pershing Square                               (316) 267-0377
    2300 Main, Suite 1100
  Kansas City, Missouri 64108
      (816) 274-6815
                            ------------------------

Approximate date of proposed sale to the public:  Not Applicable

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

                       CALCULATION OF REGISTRATION FEE
                       -------------------------------

Title of Each                    Proposed   Proposed
Class of                         Maximum    Maximum
Securities                       Offering   Aggregate
to be            Amount to be    Price Per  Offering      Amount of
Registered        Registered     Unit (1)   Price         Registration Fee
-------------    ------------   ----------  -----------   ----------------
   N/A               N/A            N/A         N/A            N/A

This Post-effective Amendment No. 1 is being filed by Stoico Restaurant Group, Inc. (the "Registrant") to remove from registration by the means of this Post-effective Amendment No. 1 the 198,056 shares of the Registrant's common stock (the "Shares") which remain unsold at the termination of the offering of the Shares of the Registrant pursuant to the Registration Statement on Form SB-2, Registration No. 333-5488-D, in accordance with the Registrant's undertaking pursuant to Regulation S-B, Item 512(a)(3).

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on January 30, 1997.

                                     STOICO RESTAURANT GROUP, INC.


                                            /s/ Louis Stoico, Jr.
                                     By:  ________________________________
                                          Louis Stoico, Jr.
                                          Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 30, 1997.



        Signature                         Capacity
        ---------                         --------


     /s/ Louis Stoico, Jr.
____________________________              Chairman of the Board
    Louis Stoico, Jr.


     /s/ Anne Stewart                     Chief Financial Officer (principal
____________________________              financial and accounting officer)
     Anne Stewart


    /s/ Louis Stoico, Jr.
____________________________              Director and Assistant Secretary
   as attorney-in-fact*
      James M. Ash


   /s/ Louis Stoico, Jr.
____________________________              Director
   as attorney-in-fact*
     John T. Mosely


   /s/ Craig W. Barton
____________________________              Director
    Craig W. Barton

     *This Registration Statement has been signed by Louis Stoico, Jr. as attorney-in-fact on behalf of each person so indicated pursuant to a power of attorney duly executed by each such person.